SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2011

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 19, 2011, stockholders considered and approved four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 22, 2011 for the Annual Meeting of Stockholders.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of directors for a one-year term.

Director	For	Withheld	Broker Non-Votes
Susan Billat	14,547,043	89,601	3,064,140
John Chenault	14,567,577	69,067	3,064,140
Clarence L. Granger	14,333,813	302,831	3,064,140
David T. ibnAle	13,568,858	1,067,786	3,064,140
Leonid Mezhvinsky	13,298,254	1,338,390	3,064,140

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2011.

For	Against	Abstain
17,486,245	211,210	3,329

Proposal 3

Approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
14,358,274	51,527	226,843	3,064,140

Proposal 4

Selection, by a non-binding advisory vote, of the frequency with which stockholders of the Company will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.

One Year	Two Years	Three Years	Abstain
13,254,126	40,750	1,111,604	230,164

In line with the advisory voting by the Company’s stockholders, the Company has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.
Date:	May 19, 2011	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	Chief Financial Officer